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                                                                   Exhibit 10.23

                                  NOVELL, INC.
                           DEFERRED COMPENSATION PLAN
                (AS AMENDED AND RESTATED AS OF NOVEMBER 1, 1999)

                                   ARTICLE I
                                  INTRODUCTION

      1.1 ESTABLISHMENT OF PLAN. Novell, Inc. established the Novell, Inc. Deferred Compensation Plan effective as of November 1, 1994.

      1.2 PURPOSE OF PLAN. Novell, Inc. established this Plan to provide select employees with the opportunity to defer the receipt of compensation and a vehicle through which to do so. Novell, Inc. intends to maintain the Plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. The Plan will be interpreted in a manner consistent with these intentions.

                                   ARTICLE II
                                   DEFINITIONS

      Definitions are contained in this article and throughout other sections of the Plan. The location of a definition is for convenience only and should not be given any significance. A word or term defined in this article (or in any other article) will have the same meaning throughout the Plan unless the context clearly requires a different meaning.

      2.1 BASE SALARY means (i) in the case of an employee whose compensation from the Company does not contain a commission element, the employee's base salary for the Plan Year, and (ii) in the case of an employee whose compensation from the Company contains a commission element, the employee's total compensation (i.e., base salary plus commissions, whether under or over target).

      2.2 BENEFICIARY means the individual(s) or entity designated by a Participant, or by the Plan, to receive any benefit payable upon the death of a Participant or Beneficiary. A Beneficiary designation must be signed by the Participant and delivered to the Committee on such form as specified by the Committee. In the absence of a valid or effective Beneficiary designation, the Beneficiary will be the Participant's surviving spouse, or if there is no surviving spouse, the Participant's estate.

      2.3   BOARD means the Board of Directors of the Company.

      2.4 BONUS means the quarterly bonus compensation payable to a Participant with respect to a Plan Year in accordance with the applicable bonus program sponsored by the Company.

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      2.5   CODE means the Internal Revenue Code of 1986, as amended from time to time.

      2.6 COMMITTEE means the Plan Committee, the members of which are to be appointed by the Compensation Committee of the Board. Unless specified otherwise by the Board, the Committee shall consist of the Company's Chief Financial Officer, its Senior Vice President, Human Resources, and another Senior Vice President to be designated from time to time. The Committee will serve as the "plan administrator" to manage and control the operation and administration of the Plan, within the meaning of ERISA Section 3(16)(A).

      2.7 COMPANY means Novell, Inc., a corporation organized under the laws of the state of Delaware, any successor of Novell, Inc., and any affiliate thereto designated by the Committee as a participating employer.

      2.8 COMPENSATION means the employee's Base Salary plus Bonuses for the Plan Year. In the case of an employee whose compensation from the Company contains a commission element, Compensation means the employee's total compensation (i.e., Base Salary plus Bonuses plus commissions, whether under or over target). Compensation excludes any other form of compensation such as other bonuses, restricted stock, proceeds from stock options or stock appreciation rights, severance payments, moving expenses, car or other special allowances, or any other amounts included in an Eligible Employee's taxable income that is not compensation for services. Deferral elections shall be computed before taking into account any reduction in taxable income by salary reduction under Code
Section 125 or 401(k), or under this Plan.

      2.9 DEFERRAL ACCOUNT means a bookkeeping account established for and maintained on behalf of a Participant to which deferred Compensation amounts, and net income (or losses) thereon, are credited.

      2.10 DEFERRAL COMPENSATION AGREEMENT means an agreement entered into by a Participant and the Company to reduce the Participant's Compensation described in Section 3.4 for a specified period and contribute such amounts to the Plan, in accordance with Article III.

      2.11 DISABILITY means "disability" (or similar term) as defined in the Company's long-term disability program and which results in payments to the Participant under such program.

      2.12 ELIGIBLE EMPLOYEE means a common law employee of the Company who is either (i) designated in writing by the Committee as eligible to participate in the Plan, or (ii) eligible to participate in the Company's Employee Retirement and Savings Plan, designated in writing by the Committee as eligible to participate in the Plan and either a Vice President (or more senior officer) of the Company or an employee whose Base Salary equals or exceeds $150,000. Except as otherwise provided in Section 3.1 (concerning an individual who ceases to be an Eligible Employee) and Section 3.3 (in connection with an individual who first becomes an Eligible Employee), an individual's status as an Eligible Employee for a Plan Year shall be determined immediately prior to the first day of such Plan Year. Notwithstanding the foregoing, the Committee may determine in writing that an otherwise Eligible Employee shall not be eligible to participate in this Plan.

      2.13 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

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      2.14  HARDSHIP means an unforeseeable and unanticipated emergency which is caused by an event beyond the control of the Participant or Beneficiary, and which would result in severe financial hardship to the Participant or Beneficiary if a distribution or revocation of a deferral election were not permitted. Hardship conditions will be evaluated in accordance with the terms of Treasury Regulations Section 1.457-2(h)(4). The Committee will have sole discretion to determine whether a Hardship condition exists and the Committee's determination will be final.

      A Participant must submit a written request for a Hardship to the Committee on such form and in such manner as the Committee prescribes. The Hardship request must: (i) certify as to the Hardship condition and the severe financial need; (ii) state whether the Participant desires to reduce or cease any Compensation amounts that otherwise would be deferred after the Hardship request is approved; and (iii) state whether the Participant requests a withdrawal of all or a portion of his vested Deferral Account to meet the severe financial need. The Committee will have sole discretion to determine whether a Hardship exists and to determine the appropriate action, if any. Regardless of whether the Participant desires to reduce or cease any Compensation amounts to be deferred after the Hardship request is made, the Participant will be precluded from deferring Compensation for the remainder of the Plan Year in which a Hardship is approved by the Committee.

      2.15 INSOLVENT means the Company is (i) unable to pay its debts as they become due or (ii) subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

      2.16 INVESTMENT FUND OR FUNDS mean the investment funds designated by the Committee as the basis for determining the investment return to the allocated Participants' Deferral Accounts. The Committee may change the Investment Funds at such times as it deems appropriate.

      2.17 PARTICIPANT means an Eligible Employee who is eligible to participate in the Plan as provided in Section 3.1 and who has made an election to defer compensation pursuant to the Plan.

      2.18 PLAN means the Novell, Inc. Deferred Compensation Plan, as set forth in this document, as amended from time to time.

      2.19  PLAN YEAR means the Company's fiscal year.

      2.20 RETIREMENT AGE means, while employed by the Company, attaining age 55 with 10 Years of Vesting Service, or attaining age 65.

      2.21 YEAR OF VESTING SERVICE means, with respect to a Participant, a "year of vesting service" as credited to such Participant under the Novell, Inc. Employee Retirement and Savings Plan or any successor plan thereto.

                                  ARTICLE III
                                 PARTICIPATION

      3.1 ELIGIBILITY. An Eligible Employee of the Company shall participate in the Plan only to the extent and for the period that the Eligible Employee is selected by the Committee and is a member of a select group of management or highly compensated employees as such group is described under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. An individual who is an Eligible Employee as of the first day of the Plan Year but who ceases to be an Eligible Employee during such Plan Year shall continue to participate in the Plan with respect to any Deferred Compensation Agreements in effect for such Plan Year, but shall not be permitted to enter into any new Deferred Compensation Agreements with the Company unless and until the individual again becomes an Eligible Employee.

      3.2 PARTICIPATION. An Eligible Employee who participates in the Plan may elect to defer the receipt of Compensation under an agreement described in
Section 3.4 earned by the Eligible Employee. The Eligible Employee may make such election in accordance with Section 3.3. The Company shall withhold amounts deferred by the Participant in accordance with this election. The Participant's deferred amounts shall be credited to the Deferral Account as provided in
Article V and distributed in accordance with Article VI. An election to defer receipt of Compensation shall continue in effect for a given Plan Year unless the Participant separates from employment.

      3.3 ELECTION PROCEDURE. An election to defer Compensation under an agreement described in Section 3.4 is made by executing a Deferred Compensation Agreement on such form and in such manner as prescribed by the Committee. Such Agreement must be properly completed, signed and delivered to the Company prior to the first day of the Plan Year for which Compensation shall be earned, provided, however, that an individual who becomes an Eligible Employee for the first time on or after the first day of a Plan Year but prior to the first day of the Company's third fiscal quarter within such Plan Year shall be permitted to make an election to defer Compensation that will be earned on and after the first day of the third fiscal quarter by executing a Deferred Compensation Agreement prior to such date.

      3.4 DEFERRED COMPENSATION AGREEMENT. A Deferred Compensation Agreement shall remain in effect for one Plan Year and shall be applicable only to Compensation described in paragraphs (a) through (c) earned after the date on which the Agreement is effective. The Agreement shall set forth the percentage of Compensation that shall be deferred for the Plan Year, subject to the following:

            (a) BASE SALARY. A Participant shall be permitted to defer a maximum of seventy-five percent (75%) of Base Salary earned in a Plan Year.

            (b) BONUS. A Participant shall be permitted to defer a maximum of seventy-five percent (75%) of regularly scheduled Bonuses with respect to a Plan Year.

            (c) SPECIAL RULE FOR COMMISSION-BASED PARTICIPANTS. In the case of a Participant whose Compensation contains a commission element, paragraphs (a) and (b) of this section shall not apply. Instead, such Participant shall be permitted to defer up to (i) seventy-five percent (75%) of Compensation (excluding commissions) earned in the Plan Year, and up to (ii) seventy-five percent (75%) of all commissions earned in the Plan Year.

            (d) MINIMUM DEFERRAL. The Committee may, in its discretion, establish a minimum deferral amount for a given Plan Year.

            (e) HARDSHIP WITHDRAWAL REQUEST. All deferrals with respect to a Plan Year shall cease in the event the Committee approves a request for Hardship withdrawal for that Plan Year. No cessation of deferrals shall affect any limit established pursuant to Section 3.4(d) above, and no deferral amounts so reduced or not made shall be required to be made in addition to any future deferrals that are not affected by such Hardship request.

      Notwithstanding the foregoing, no Deferred Compensation Agreement shall be effective with respect to a Plan Year to the extent the amount deferred with respect to such Plan Year results in the Participant receiving, on a pre-tax basis, less than the Social Security taxable wage base in effect for such Plan Year after taking into account all deferrals under all Company-sponsored plans.

      3.5 IRREVOCABLE ELECTIONS. A Participant's Deferred Compensation Agreement for a given Plan Year cannot be amended by the Participant and, except as provided in this Section 3.5, is irrevocable.

      The Company reserves the right to modify any Deferred Compensation Agreement to reflect a change in Plan provisions or for administrative convenience.

      A Participant's Deferred Compensation Agreement shall become null and void upon the Participant's separation from employment with the Company, and no Compensation that may be payable after the Participant separates from employment with the Company and otherwise would be subject to such Agreements shall be deferred under this Plan.

      3.6 COMMUNITY AND MARITAL PROPERTY. The spouse of a Participant may have a community or marital property interest in the Participant's Deferral Account which the spouse may pass to a third party upon his or her death. If it is intended that a spouse relinquish his or her community or marital property interest in the Participant's Deferral Account, the spouse must execute a waiver in which he or she clearly states an intention to relinquish his or her rights under community or marital property law with respect to the Deferral Account. A spouse's consent to a Participant's designation of a non-spouse Beneficiary is not sufficient to effect such a waiver.

                                   ARTICLE IV
                              COMPANY CONTRIBUTIONS

      4.1 MATCHING CONTRIBUTIONS. The Company shall contribute to the Plan an amount equal to one hundred percent (100%) of up to four percent (4%) of each Participant's Compensation that is deferred under this Plan, reduced by any Company matching contributions allocated to the Participant's matching contribution account under the Company's Employee Retirement and Savings Plan during the Plan Year. The contribution made pursuant to this Section 4.1 shall be credited to the Deferral Account of the appropriate Participant as provided in Article V and distributed in accordance with Article VI.

      4.2 VESTING. A Participant's interest in (i) the Compensation deferred to his or her Deferral Account pursuant to Sections 3.2 through 3.4 of the Plan,
(ii) any matching contributions made to the Plan for a Plan Year in accordance with Section 4.1 of the Plan, and

(iii) any earnings credited to the Participant's Deferral Account pursuant to
Section 5.6 of the Plan, shall be at all times fully vested and nonforfeitable.

                                   ARTICLE V
                          PARTICIPANT ACCOUNT BALANCES

      5.1 ESTABLISHMENT OF ACCOUNTS. The Committee may select an independent recordkeeper who will establish and maintain a Deferral Account on behalf of each Participant. Contributions and net income (or losses) will be credited to such accounts in accordance with the provision of this Article.

      5.2 BOOKKEEPING. Deferral Accounts will be primarily for accounting purposes and will not restrict the operation of the Plan or require separate earmarked assets to be allocated to any account. The establishment of a Deferral Account will not give any Participant the right to receive any asset held by the Company in connection with the Plan or otherwise.

      5.3 CREDITING DEFERRED COMPENSATION. The Committee will credit to a Participant's Deferral Account any amount deferred by the Participant as soon as practicable following the pay period to which such amount would have been paid to the Participant absent a Deferred Compensation Agreement.

      5.4 CREDITING MATCHING CONTRIBUTIONS. As of the end of each Company payroll period, the Committee shall credit to Participants' Deferral Accounts the amount of any matching contributions made by the Company pursuant to Section 4.1; provided, however, that the Committee may, in its discretion, credit matching contributions less frequently, but not less than annually, as the Committee may deem necessary or appropriate in furtherance of proper Plan administration.

      5.5 ESTABLISHMENT OF INVESTMENT FUNDS. The Committee will establish one or more Investment Funds which will be maintained for the purpose of determining the investment return to be credited to a Participant's Deferral Account. The Committee may change the number, identity or composition of the Investment Funds from time to time.

      Each Participant will indicate the Investment Funds to which contributions under Sections 5.3 and 5.4 and any existing Deferral Account balance are to be credited. Investment Fund elections must be made in one percent (1%) increments and at such times and in such manner as the Committee will specify. A Participant may change his or her Investment Fund election periodically and in such manner as the Committee may specify.

      5.6 CREDITING INVESTMENT RESULTS. No less frequently than as of the last day of each quarter, a Participant's Deferral Account balance will be increased or decreased to reflect investment results. Deferral Accounts will be credited with the investment return of the Investment Funds in which the Participant elected to be deemed to participate. The credited investment return is intended to reflect the actual performance of the Investment Funds net of any investment or management fees; however, the Committee reserves the right to calculate the investment return based on the Investment Funds' respective rate of return.

      5.7 NOTIFICATION TO PARTICIPANTS. The Committee shall notify each Participant with respect to the status of such Participant's Deferral Account as soon as practicable after the end of a quarter, but in no event less than once for each Plan Year. Neither the Company nor the Committee to any extent warrants, guarantees or represents that the value of any Participant's Deferral Account at any time will equal or exceed the amount previously allocated or contributed thereto.

                                   ARTICLE VI
                            DISTRIBUTION OF ACCOUNTS

      6.1   DISTRIBUTION IN THE EVENT OF HARDSHIP. Prior to a distribution under
Section 6.2, 6.3 or 6.4, payment of all or a portion of a Participant's vested Deferral Account may be made only in the event of Hardship. The amount of any Hardship distribution will not exceed the amount required to meet the Hardship, including any taxes or penalties due on the distribution. A Hardship distribution shall be made in a single lump sum cash payment as soon as practicable after the Committee approves the Hardship withdrawal request.

      6.2 DISTRIBUTION UPON SEPARATION ON OR AFTER RETIREMENT AGE. A Participant who separates from employment with the Company on or after attaining Retirement Age shall receive his vested Deferral Account at the time and in the manner elected by the Participant. An election regarding the time and manner of payment of the Participant's vested Deferral Account balance (including all future years' contributions) shall be made concurrent with the Participant's most recent election to defer Compensation under Section 3.3.

            (a) TIME OF PAYMENT. A Participant's vested Deferral Account balance shall be paid (or commence to be paid): (i) within one hundred twenty
(120) days of separating from employment on or after attaining Retirement Age; or (ii) on January 1st following the date of separation from employment on or after attaining Retirement Age, as elected by the Participant.

            (b) MANNER OF PAYMENT. A Participant's vested Deferral Account will be paid in a lump sum cash payment unless the Participant has elected to receive payment in substantially equal monthly installments over a period of five (5), ten (10) or fifteen (15) years.

            (c) VALUE OF DEFERRED ACCOUNT BALANCE. The value of a Participant's Deferral Account to be distributed shall be determined as of the date a payment is made, and shall be charged with distributions and adjusted for gains and losses, through such date. To the extent payment shall be made in installments, the amount of the installment for a particular month may be adjusted to take into account the value of the Participant's Deferral Account (as adjusted) and the number of remaining months over which the installments payments are to be made.

      6.3 DISTRIBUTION UPON SEPARATION PRIOR TO DEATH OR ATTAINING RETIREMENT AGE. A Participant who separates from employment with the Company prior to attaining Retirement Age for any reason other than death shall receive amounts credited to his Deferral Account and in which he has a nonforfeitable interest in a lump sum cash payment or substantially equal monthly installments over a period of three (3) years, as the Committee shall determine in its sole discretion, and commencing no later than one hundred twenty (120) days after the Participant separates from employment. For purposes of this Section 6.3, the value of a Participant's Deferral Account to be distributed shall be determined as of the date the payment is made, and shall be credited with interest through such date. To the extent payment shall be made in installments, the amount of the installment for a particular month may be adjusted to take into account the value of the Participant's Deferral Account (as adjusted) and the number of remaining months over which the installments payments are to be made.

      6.4 DISTRIBUTION UPON DEATH. In the event a Participant dies prior to receiving all of his or her vested Deferral Account, the Participant's Beneficiary shall receive the unpaid portion of the Participant's vested Deferral Account in the form of lump sum cash payment no later than one hundred twenty (120) days after the Participant dies and the Committee is provided with written proof of the Participant's death. For purposes of this Section 6.4, the value of a Participant's Deferral Account to be distributed shall be determined as of the date the payment is made, and shall be credited with interest through such date and, in the case of a Participant who dies while employed with the Company, any deferred amounts that would have been credited to the account if the Participant had continued employment with the Company through such date.

      6.5 CASH PAYMENTS ONLY. All distributions under the Plan will be made in cash by check.

      6.6 DISABILITY. For the purposes of Sections 6.2 and 6.3, in the event of a Participant's Disability, the Participant will be considered to have separated from employment as of the first day the Participant first becomes eligible for benefits under the Company's long-term disability plan as then in effect.

                                  ARTICLE VII
                               PLAN ADMINISTRATION

      7.1 PLAN ADMINISTRATOR. This Plan shall be administered by the Committee, which will be the Plan Administrator. The Committee members shall be appointed by and serve at the pleasure of the Board.

      7.2 AMENDMENT OR TERMINATION. The Compensation Committee of the Board may amend all or any provision of this Plan, and may terminate the Plan in its entirety, at any time and for any reason. No amendment or termination of the Plan will reduce any Participant's Deferral Account balance as of the effective date of such amendment or termination. Upon termination of the Plan, a Participant's Deferral Account shall become fully vested and shall be distributed to the Participant in a lump sum within one hundred twenty (120) days of such termination.

      7.3 ADMINISTRATION OF THE PLAN. The Committee shall have the sole authority to control and manage the operation and administration of the Plan and have all powers, authority and discretion necessary or appropriate to carry out the Plan provisions, and to interpret and apply the terms of the Plan to particular cases or circumstances. All decisions, determinations and interpretations of the Committee will be binding on all interested parties, subject to the claims and appeal procedure necessary to satisfy the minimum standard of ERISA Section 503, and will be given the maximum deference allowed by law. The Committee may delegate in writing its responsibilities as it sees fit.

      Committee members who are Participants will abstain from voting on any Plan matters that relate primarily to themselves or that would cause them to be in constructive receipt of amounts credited to their respective Deferral Account. The Board will identify three or more individuals to serve as a temporary replacement of the Committee members in the event that all three members must abstain from voting.

      7.4 INDEMNIFICATION. The Company will and hereby does indemnify and hold harmless any of its employees, officers, directors or members of the Committee who have fiduciary or administrative responsibilities with respect to the Plan from and against any and all losses, claims, damages, expenses and liabilities (including reasonable attorneys' fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

      7.5 CLAIMS PROCEDURE. A Participant or his Beneficiary (the "Claimant") may file a written claim for benefits under the Plan with the Committee. Within sixty (60) days of the filing of the claim, the Committee shall notify the Claimant of the Committee's decision whether to approve the claim. Such notice shall include specific reasons for any denial of the claim. Within sixty (60) days of the date the Claimant was notified of the denial of a claim, the Claimant may appeal the Committee's decision by making a written submission containing any pertinent information. Any decision not appealed within such sixty (60)-day period shall be final, binding and conclusive. The Committee shall review information submitted with an appeal and render a decision within sixty (60) days of the submission of the appeal. If it is not feasible for the Committee to render a decision on an appeal within the prescribed sixty (60)-day period, the period may be extended to a one hundred twenty (120)-day period.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1 FUNDING. Such amounts as the Committee deems necessary or appropriate to fund the obligation to pay Deferral Accounts will be held in trust by an independent third party trustee selected by the Committee, and as such are earmarked to pay benefits under the terms of the Plan. The Committee will direct the Company to make periodic contributions to the trust at such times and in such amounts as the Committee deems appropriate.

      Trust assets cannot be diverted to, or used for, any purpose except payments to Participants and Beneficiaries under the terms of the Plan or, if the Company is Insolvent, to pay the Company's creditors. Participants and Beneficiaries will have no right against the Company with respect to the payment of any portion of the Participant's Deferral Account, except as a general unsecured creditor of the Company.

      8.2 NONALIENATION. No benefit or interest of any Participant or Beneficiary under this Plan will be subject to any manner of assignment, alienation, anticipation, sale transfer, pledge or encumbrance, whether voluntary or involuntary. Notwithstanding the foregoing, the Committee will honor a court order regarding the payment of alimony or other support payments, or the establishment of community property or other marital property rights, to the extent required by law. Prior to distribution to a Participant or Beneficiary, no Deferral Account balance will be in any manner subject to the debts, contracts, liabilities, engagements or torts of the Participant or Beneficiary. Assets held in trust to fund this Plan may, however, be diverted to pay the Company's creditors, if the Company is Insolvent.

      8.3 LIMITATION OF RIGHTS. Nothing in this Plan will be construed to give a Participant the right to continue in the employ of the Company at any particular position or to interfere with the right of the Company to discharge, lay off or discipline a Participant at any time and for any reason, or to give the Company the right to require any Participant to remain in its employ or to interfere with the Participant's right to terminate his or her employment.

      8.4 GOVERNING LAW. To the extent that state law applies, the provisions of this Plan will be construed, enforced and administered in accordance with the laws of the state of California, except to the extent pre-empted by ERISA.

      IN WITNESS WHEREOF, the Company by its duly authorized officer has executed this amended and restated Novell, Inc. Deferred Compensation Plan as of the first day of November, 1999.

                                 NOVELL, INC.

                                 ____________________________________
                                 By: Jennifer Konecny-Costa
                                 Title: Senior Vice President, Human Resources,
                                        on Behalf of the Compensation Committee

                                FIRST AMENDMENT

                                     TO THE

                                  NOVELL, INC.

                           DEFERRED COMPENSATION PLAN

                    (AS RESTATED EFFECTIVE NOVEMBER 1, 1999)

      This First Amendment to the Novell, Inc. Deferred Compensation Plan (the "Plan") is made and adopted this ______ day of October, 2000, by Novell, Inc., the sponsoring Employer of the Plan, (hereinafter referred to as the "Employer").

                              W I T N E S S E T H:

      WHEREAS, the Employer has previously adopted the Plan effective November 1, 1994, and restated the Plan in full effective November 1, 1999, and continues to maintain the Plan, and

      WHEREAS, the Employer has reserved the right to amend the Plan in whole or in part, and now desires to amend the Plan to adjust the fiscal year of the Plan and to specific limitations on certain rights of distribution available from the

Plan;

      NOW THEREFORE, in consideration of the foregoing premises, the Employer amends the Plan as follows (amended language is in BOLD ITALICS):

      1.    Section 2.2 is amended to read as follows:

            2.2 BENEFICIARY means the individual(s) or entity designated by a Participant, or by the Plan, to receive any benefit payable upon the death of a Participant or Beneficiary. A Beneficiary designation must be signed by the Participant and delivered to the Committee on A form specified by the Committee FOR THAT PURPOSE. In the absence of a valid or effective Beneficiary designation, the Beneficiary DESIGNATED BY THE PARTICIPANT IN THE BENEFICIARY DESIGNATION FORM WHICH HAS BEEN SUBMITTED TO THE NOVELL, INC. EMPLOYEE RETIREMENT AND SAVINGS PLAN SHALL GOVERN. IN THE ABSENCE OF A VALID OR EFFECTIVE BENEFICIARY DESIGNATION FORM FOR THE NOVELL, INC. EMPLOYEE

      RETIREMENT AND SAVINGS PLAN, THE BENEFICIARY SHALL BE (IN THE FOLLOWING ORDER): the Participant's surviving spouse, or if there is no surviving spouse, the Participant's CHILDREN, BY REPRESENTATION, AND IF THERE ARE NO SURVIVING CHILDREN OR ISSUE THEREOF, THE PARTICIPANT'S estate.

      2.    Section 2.14 is amended to read as follows:

            2.14 HARDSHIP means an unforeseeable and unanticipated emergency which is caused by an event beyond the control of the Participant or Beneficiary, and which would result in severe financial hardship to the Participant or Beneficiary if a distribution or revocation of a deferral election were not permitted. Hardship conditions will be evaluated in accordance with the terms of Treasury Regulations Section 1.457-2(h)(4). The Committee will have sole discretion to determine whether a Hardship condition exists and the Committee's determination will be final.

            A Participant must submit a written request for a Hardship to the Committee on THE form and in THE manner PRESCRIBED BY the Committee. The Hardship request must: (i) DESCRIBE AND certify the Hardship condition and the severe financial need; and (ii) state whether the Participant requests a withdrawal of all or a portion of his vested Deferral Account to meet the severe financial need. The Committee will have sole discretion to determine whether a Hardship exists and to determine the appropriate action, if any, PROVIDED HOWEVER, IN NO EVENT WILL THE COMMITTEE APPROVE A HARDSHIP DISTRIBUTION REQUEST FOR EXPENSES RELATED TO ANY MEDICAL CONDITION OR EXPENSES RELATED TO THE DEATH OF ANY PERSON UNLESS THE REQUEST FOR DISTRIBUTION IS SUBMITTED TO THE COMMITTEE AND APPROVED BY THE COMMITTEE FOR HARDSHIP DISTRIBUTION PRIOR TO THE DATE ON WHICH THE EXPENSE IS INCURRED. THE COMMITTEE, IN ITS SOLE DISCRETION, MAY MAKE EXCEPTION TO THE FOREGOING RULE IF IT DETERMINES THAT THE CIRCUMSTANCES CREATING THE EXPENSE FOR WHICH REIMBURSEMENT IS SOUGHT WERE NOT REASONABLY FORESEEABLE. Regardless of whether the Participant desires to reduce or cease any Compensation amounts to be deferred after the Hardship request is made, the Participant will be precluded from deferring Compensation for the remainder of the Plan Year in which a Hardship is approved by the Committee.

      3.    Section 2.19 is amended to read as follows:

            2.19 PLAN YEAR means, THROUGH OCTOBER 31, 2000, the Company's fiscal year. THE PLAN YEAR COMMENCING NOVEMBER 1, 2000, SHALL BE A SHORT YEAR AND SHALL END DECEMBER 31, 2000. THE FOLLOWING PLAN YEAR SHALL COMMENCE JANUARY 1, 2001, AND SHALL CONTINUE THROUGH AND END AS OF DECEMBER 31, 2001. THEREAFTER THE PLAN YEAR SHALL BE THE CALENDAR YEAR. THE SHORT PLAN YEAR FOR THE PERIOD NOVEMBER 1, 2000, THROUGH DECEMBER 31, 2000, SHALL NOT TRIGGER ANY ELECTION RIGHT OR ANY OTHER RIGHT OF

      THE PARTICIPANT TO MODIFY ANY DEFERRAL ELECTION OR CHOICE MADE EFFECTIVE NOVEMBER 1, 2000.

      4.    Section 3.3 is amended to read as follows:

            3.3 ELECTION PROCEDURE. An election to defer Compensation under an agreement described in Section 3.4 SHALL BE made THROUGH ANY ELECTRONIC MEDIA ACCEPTABLE TO THE COMMITTEE. THE ELECTION must be properly completed and delivered ELECTRONICALLY to the Company prior to the first day of the Plan Year for which Compensation shall be earned, provided, however, that an individual who becomes an Eligible Employee for the first time on or after the first day of a Plan Year but prior to the first day of the third CALENDAR quarter within THE Plan Year shall be permitted to make an election to defer Compensation that will be earned on and after the first day of the third CALENDAR quarter by COMPLETING AND DELIVERING a Deferred Compensation Agreement prior to THAT date. AN ELIGIBLE EMPLOYEE MAY ALSO ELECT TO PARTICIPATE AND DEFER COMPENSATION by executing a WRITTEN Deferred Compensation Agreement on A form and in THE manner prescribed by the Committee. A WRITTEN ELECTION MUST NEVERTHELESS BE COMPLETED, EXECUTED AND SUBMITTED TO THE COMMITTEE NO LATER THAN THE TIMES SPECIFIED ABOVE FOR ELECTRONIC ELECTIONS IN ORDER TO BE VALID FOR THE APPLICABLE PLAN YEAR OR SHORTER PERIOD. WITH RESPECT TO THE PLAN YEAR COMMENCING NOVEMBER 1, 2000, EACH ELIGIBLE EMPLOYEE PARTICIPATING IN THE PLAN ON THAT DATE AND EACH ELIGIBLE EMPLOYEE WHO MAY COMMENCE PARTICIPATING AS OF THAT DATE SHALL HAVE A ONE-TIME ELECTION IN ADVANCE TO DETERMINE AND ELECT THE AMOUNT OF COMPENSATION WHICH MAY BE DEFERRED UNDER THE TERMS OF THIS PLAN FOR THE PERIOD NOVEMBER 1, 2000, TO DECEMBER 31, 2001. A PARTICIPANT MAY NOT CHANGE OR ALTER ANY ELECTION MADE FOR THIS PERIOD ON ACCOUNT OF THE SHORT PLAN YEAR ENDING DECEMBER 31, 2000. THE ELECTION MADE FOR THE SHORT PLAN YEAR SHALL CONTINUE AND APPLY AUTOMATICALLY FOR THE PLAN YEAR COMMENCING JANUARY 1, 2001.

      5.    The first paragraph of Section 3.4 is amended to read as follows:

            3.4 DEFERRED COMPENSATION AGREEMENT. A Deferred Compensation Agreement shall remain in effect for one Plan Year and shall be applicable only to Compensation described in paragraphs (a) through (c) earned after the date on which the Agreement is effective. FOR THE SHORT PLAN YEAR PERIOD COMMENCING NOVEMBER 1, 2000, AND ENDING DECEMBER 31, 2000, AND THE SUBSEQUENT PLAN YEAR PERIOD COMMENCING JANUARY 1, 2001, AND ENDING DECEMBER 31, 2001, EACH ELIGIBLE EMPLOYEE PARTICIPATING IN THE PLAN AS OF NOVEMBER 1, 2000, SHALL HAVE A ONE-TIME, IRREVOCABLE

      ELECTION IN ADVANCE TO DETERMINE AND ELECT THE AMOUNT OF COMPENSATION WHICH MAY BE DEFERRED UNDER THE TERMS OF THIS PLAN FOR THE ENTIRE PERIOD FROM NOVEMBER 1, 2000, TO DECEMBER 31, 2001. The Agreement shall set forth the percentage of Compensation that shall be deferred for the Plan Year, subject to the following:

      6. Section 6.2 and sub-sections (a) and (b) thereof are amended to read as follows:

            6.2 DISTRIBUTION UPON SEPARATION ON OR AFTER RETIREMENT AGE. A Participant who separates from employment with the Company on or after attaining Retirement Age shall receive his vested Deferral Account at the time and in the manner elected by the Participant. An election regarding the time and manner of payment of the Participant's vested Deferral Account balance (including all future years' contributions) shall be made AT THE TIME THE PARTICIPANT FIRST COMMENCES PARTICIPATION IN THE PLAN AND MAY BE AMENDED THEREAFTER AT THE ELECTION OF THE PARTICIPANT, PROVIDED THAT ANY AMENDMENT WILL ONLY BE VALID IF MADE concurrent with the Participant's most recent election to defer Compensation under Section 3.3.

                  (a) TIME OF PAYMENT. A Participant's vested Deferral Account balance shall be paid (or commence to be paid) ACCORDING TO THE ADVANCE ELECTION OF THE PARTICIPANT, EITHER (i) WITHIN ONE HUNDRED TWENTY (120) DAYS FOLLOWING SEPARATION FROM EMPLOYMENT ON OR AFTER ATTAINING RETIREMENT AGE, OR (ii) on THE January 1st IMMEDIATELY following the date of separation from employment on or after attaining Retirement Age. IF THE PARTICIPANT HAS NOT MADE OR HAS NO VALID ELECTION IN EFFECT AT THE TIME OF SEPARATION FROM EMPLOYMENT ON OR AFTER RETIREMENT AGE, DISTRIBUTION SHALL COMMENCE ON THE NEXT FOLLOWING JANUARY 1ST.

                  (b) MANNER OF PAYMENT. A Participant's vested Deferral Account will be paid ACCORDING TO THE ADVANCE ELECTION OF THE PARTICIPANT, EITHER in a lump sum cash payment OR substantially equal monthly installments over a period of FIVE (5), TEN (10) OR FIFTEEN (15) YEARS. IF NO ELECTION HAS BEEN MADE BY THE PARTICIPANT, THE VESTED DEFERRAL ACCOUNT WILL BE PAID IN SUBSTANTIALLY EQUAL MONTHLY INSTALLMENTS OVER A PERIOD OF FIVE (5) YEARS.

      7.    Section 6.3 is amended to read as follows:

            6.3 DISTRIBUTION UPON SEPARATION PRIOR TO DEATH OR ATTAINING RETIREMENT AGE. A Participant who separates from employment with the Company ON OR AFTER NOVEMBER 1, 2000, BUT prior to attaining Retirement Age for any reason other than death shall receive amounts credited to his Deferral Account and in which he has a nonforfeitable interest in a lump sum cash payment ONLY, commencing AS SOON AS ADMINISTRATIVELY FEASIBLE FOLLOWING THE DATE OF SEPARATION FROM EMPLOYMENT, BUT IN NO EVENT LATER than one hundred twenty (120) days after the Participant separates from employment. IF THE PARTICIPANT'S SEPARATION FROM SERVICE SHALL OCCUR DURING THE LAST QUARTER OF ANY CALENDAR YEAR, THE DATE OF DISTRIBUTION WHICH SHALL BE ADMINISTRATIVELY FEASIBLE SHALL NOT OCCUR PRIOR TO THE NEXT FOLLOWING JANUARY 1ST. For purposes of this Section 6.3, the value of a Participant's Deferral Account to be distributed shall be determined as of the date the payment is made, and shall be credited with interest through such date.


         8. This Amendment shall be effective November 1, 2000, and shall apply to all Eligible Employees (whether or not currently participating in the Plan) who terminate employment on or after that date.

         9. In all other respects the Plan is ratified and approved.

         IN WITNESS WHEREOF, the Employer has caused this First Amendment to the Plan to be duly executed as of the date and year first above written.

                                              "EMPLOYER"

                                              NOVELL, INC.

                                              By:  ____________________________

                                              Its: ____________________________

                                SECOND AMENDMENT

                                     TO THE

                                  NOVELL, INC.

                           DEFERRED COMPENSATION PLAN

                    (AS RESTATED EFFECTIVE NOVEMBER 1, 1999)

      This Second Amendment to the Novell, Inc. Deferred Compensation Plan (the "Plan") is made and adopted this ______ day of March, 2001, by Novell, Inc., the sponsoring Employer of the Plan, (hereinafter referred to as the "Employer").

                              W I T N E S S E T H:

      WHEREAS, the Employer has previously adopted the Plan effective November 1, 1994, and restated the Plan in full effective November 1, 1999, and continues to maintain the Plan, and

      WHEREAS, the Employer has reserved the right to amend the Plan in whole or in part, and now desires to amend the Plan to clarify that employee transfers between employers affiliated with Novell, Inc. do not trigger distribution of plan benefits;

      NOW THEREFORE, in consideration of the foregoing premises, the Employer amends the Plan as follows:

      1. Article VI is amended by adding a new Section 6.7 at the end thereof to read as follows:

            6.7 SEPARATION FROM EMPLOYMENT. For purposes of this Article VI a separation from employment with the Company shall not be deemed to occur merely because of a transfer between the Company and any affiliate, regardless of whether the affiliate is a participating employer in this Plan.

      2. This Amendment shall be effective November 1, 2000, and shall apply to all Eligible Employees (whether or not currently participating in the Plan) who terminate employment on or after that date.

      3.    In all other respects the Plan is ratified and approved.

      IN WITNESS WHEREOF, the Employer has caused this Second Amendment to the Plan to be duly executed as of the date and year first above written.

                                              "EMPLOYER"

                                              NOVELL, INC.

                                              By:  ____________________________

                                              Its: ____________________________

                                 THIRD AMENDMENT

                                     TO THE

                                  NOVELL, INC.

                           DEFERRED COMPENSATION PLAN

                    (AS RESTATED EFFECTIVE NOVEMBER 1, 1999)

      This Third Amendment to the Novell, Inc. Deferred Compensation Plan (the "Plan") is made and adopted this ______ day of November, 2001, by Novell, Inc., the sponsoring Employer of the Plan, (hereinafter referred to as the "Employer").

                              W I T N E S S E T H:

      WHEREAS, the Employer has previously adopted the Plan effective November 1, 1994, and restated the Plan in full effective November 1, 1999, and continues to maintain the Plan, and

      WHEREAS, the Employer has reserved the right to amend the Plan in whole or in part, and now desires to amend the Plan to adjust the eligibility requirements for participation in the Plan:

      NOW THEREFORE, in consideration of the foregoing premises, the Employer amends the Plan as follows (amended language is in BOLD ITALICS):

      1.    Section 2.12 is amended to read as follows:

            2.12 ELIGIBLE EMPLOYEE means a common law employee of the Company who is either (i) designated in writing by the Committee as eligible to participate in the Plan, or (ii) eligible to participate in the NOVELL, INC. 401(k) Retirement and Savings Plan, designated in writing by the Committee as eligible to participate in the Plan and either a Vice President (or more senior officer) of the Company or an employee whose Base Salary equals or exceeds $150,000. EFFECTIVE JANUARY 1, 2002, ELIGIBLE EMPLOYEE MEANS A COMMON LAW EMPLOYEE OF THE COMPANY WHO IS EITHER
      (i) DESIGNATED IN WRITING BY THE COMMITTEE AS ELIGIBLE TO PARTICIPATE IN THE PLAN, OR (ii) ELIGIBLE TO PARTICIPATE IN THE NOVELL, INC. 401(k) RETIREMENT AND SAVINGS PLAN, DESIGNATED IN WRITING BY THE COMMITTEE AS ELIGIBLE TO PARTICIPATE IN THE PLAN AND WHOSE BASE SALARY EQUALS OR EXCEEDS $200,000 (AS INDEXED EACH YEAR THEREAFTER UNDER IRC 401(a)(17)). Except as otherwise provided in Section 3.1 (concerning an individual who ceases to be an Eligible Employee) and Section 3.3 (in connection with an individual who first becomes an Eligible Employee), an individual's status as an Eligible Employee for a Plan Year shall be determined immediately prior to the first day of such Plan Year. Notwithstanding the foregoing, the Committee may determine in writing that an otherwise Eligible Employee shall not be eligible to participate in this Plan.

      2.    Section 3.1 is amended to read as follows:

            3.1 ELIGIBILITY. An Eligible Employee of the Company shall participate in the Plan only to the extent and for the period that the Eligible Employee is selected by the Committee and is a member of a select group of management or highly compensated employees as such group is described under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. An individual who is an Eligible Employee as of the first day of the Plan Year but who ceases to be an Eligible Employee during such Plan Year shall continue to participate in the Plan with respect to any Deferred Compensation Agreements in effect for such Plan Year, but shall not be permitted to enter into any new Deferred Compensation Agreements with the Company unless and until the individual again becomes an Eligible Employee. AN INDIVIDUAL WHO IS AN ELIGIBLE EMPLOYEE AND WHO HAS PARTICIPATED IN THE PLAN FOR THE PLAN YEAR ENDED DECEMBER 31, 2001, SHALL BE PERMITTED TO CONTINUE TO PARTICIPATE FOR THE PLAN YEAR COMMENCING JANUARY 1, 2002, IF SO ELECTED BY THE ELIGIBLE EMPLOYEE, WITHOUT REGARD TO WHETHER THE ELIGIBLE EMPLOYEE SATISFIES THE NEW ELIGIBILITY REQUIREMENTS OF SECTION 2.12 EFFECTIVE JANUARY 1, 2002. THE ELIGIBLE EMPLOYEE MAY CONTINUE TO PARTICIPATE FOR EACH PLAN YEAR THEREAFTER, SO LONG AS NO BREAK IN PARTICIPATION OCCURS AND THE ELIGIBLE EMPLOYEE OTHERWISE CONTINUES TO SATISFY THE REQUIREMENTS OF THIS SECTION 3.1.

      8. This Amendment shall be effective January 1, 2002, and shall apply to all Eligible Employees (whether or not currently participating in the Plan) who terminate employment on or after that date.

      9. In all other respects the Plan is ratified and approved.

         IN WITNESS WHEREOF, the Employer has caused this First Amendment to the Plan to be duly executed as of the date and year first above written.

                                               "EMPLOYER"

                                               NOVELL, INC.

                                               By:  ____________________________

                                               Its: ____________________________

                                FOURTH AMENDMENT

                                     TO THE

                                  NOVELL, INC.

                           DEFERRED COMPENSATION PLAN

                (AS AMENDED AND RESTATED AS OF NOVEMBER 1, 1999)

      This Fourth Amendment to the Novell, Inc. Deferred Compensation Plan (the "Plan"), as restated effective January 1, 1999, is adopted this 20th day of November, 2002, by the Compensation Committee of the Board of Directors of Novell, Inc., for and on behalf of Novell, Inc. (hereinafter referred to as the "Employer").

                              W I T N E S S E T H:

      WHEREAS, Novell, Inc. has previously adopted the Plan, restated the Plan in full effective January 1, 1999, and continues to maintain the Plan, and

      WHEREAS, Novell, Inc. has reserved the right to amend the Plan in whole or in part, and now desires to amend the Plan to clarify the administrative committee of the Plan, to allow mid-year discontinuation of deferrals under certain limited circumstances, to provide for continuation of deferral elections from year to year and additional distribution options,

      NOW THEREFORE, in consideration of the foregoing premises, the Employer amends the Plan as follows (amended language is in BOLD ITALICS):

      1.    Section 2.10 is amended to read as follows:

            2.10 DEFERRED COMPENSATION AGREEMENT means an agreement entered into by a Participant and the Company to reduce the Participant's Compensation described in Section 3.4 for a specified period and contribute such amounts to the Plan, in accordance with Article III.

      2.    Section 2.6 is amended to read as follows:

            2.6 COMMITTEE means THE COMPENSATION COMMITTEE OF THE BOARD. The Committee will serve as the "plan administrator" to manage and control the operation and administration of the Plan, within the meaning of ERISA
      Section 3(16)(A).

      3.    Section 3.1 is amended to read as follows:

            3.1 ELIGIBILITY. An Eligible Employee of the Company shall participate in the Plan only to the extent and for the period that the Eligible Employee is selected by the Committee and is a member of a select group of management or highly compensated employees as such group is described under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. An individual who is an Eligible Employee as of the first day of the Plan Year but who ceases to be an Eligible Employee during THE PLAN YEAR FOR ANY REASON OTHER THAN TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY (A "DISQUALIFYING EVENT") SHALL BE PERMITTED TO TERMINATE IMMEDIATELY HIS PARTICIPATION IN THE PLAN BY NOTIFYING THE COMMITTEE IN WRITING WITHIN SIXTY (60) DAYS OF THE DISQUALIFYING EVENT OF HIS ELECTION. IN THE ABSENCE OF AN ELECTION WITHIN THIS PERIOD THE INDIVIDUAL shall continue to participate in the Plan with respect to any Deferred Compensation Agreements in effect for such Plan Year, but shall not be permitted to enter into any new Deferred Compensation Agreements with the Company unless and until the individual again becomes an Eligible Employee.

      4.    The initial paragraph of Section 3.4 is amended to read as follows:

            3.4 DEFERRED COMPENSATION AGREEMENT. A Deferred Compensation Agreement shall remain in effect for THE ENTIRE Plan Year AND FOR EACH PLAN YEAR THEREAFTER, UNLESS AMENDED AS PERMITTED UNDER SECTION 3.1 OR
      SECTION 3.5. THE DEFERRED COMPENSATION AGREEMENT shall be applicable only to Compensation described in paragraphs (a) through (c) earned after the date on which the Agreement is effective. The Agreement shall set forth the percentage of Compensation that shall be deferred for the Plan Year, subject to the following:

      5.    Section 3.5 is amended to read as follows:

            3.5 IRREVOCABLE ELECTIONS. A Participant's Deferred Compensation Agreement cannot be amended by the Participant and, except as provided in
      SECTION 3.1 AND this Section 3.5, is irrevocable.

            A PARTICIPANT MAY AMEND HIS DEFERRED COMPENSATION AGREEMENT TO INCREASE OR REDUCE THE RATE OF DEFERRAL (INCLUDING TERMINATION OF DEFERRAL) ONE TIME DURING ANY PLAN YEAR. THE AMENDMENT SHALL BECOME EFFECTIVE AS OF THE FIRST DAY OF THE PLAN YEAR FOLLOWING THE PLAN YEAR IN WHICH THE AMENDMENT IS MADE AND SUBMITTED TO THE COMPANY. ANY SUCH AMENDMENT SHALL COMPLY WITH THE ELECTION PROCEDURES SET FORTH IN SECTION 3.3.

            The Company reserves the right to modify any Deferred Compensation Agreement to reflect a change in Plan provisions or for administrative convenience.

            A Participant's Deferred Compensation Agreement shall become null and void upon the Participant's separation from employment with the Company, and no Compensation that may be payable after the Participant separates from employment with the Company and otherwise would be subject to such Agreements shall be deferred under this Plan.

      6.    Section 6.2(b) is amended to read as follows:

                  (b) MANNER OF PAYMENT. A Participant's vested Deferral Account will be paid in a lump sum cash payment unless the Participant has elected to receive payment in substantially equal installments. INSTALLMENT PAYMENTS MAY BE MADE ANNUALLY, SEMI-ANNUALLY, QUARTERLY, MONTHLY, SEMI-MONTHLY OR BI-WEEKLY OVER ANY period FROM TWO (2) TO THIRTY (30) years. HOWEVER, NO PAYMENT PERIOD MAY EXTEND BEYOND THE JOINT LIFE EXPECTANCY OF THE PARTICIPANT AND HIS OR HER SPOUSE.

      7.    Section 6.3 is amended to read as follows:

            6.3 DISTRIBUTION UPON SEPARATION PRIOR TO DEATH OR ATTAINING RETIREMENT AGE. A Participant who separates from employment with the Company prior to attaining Retirement Age for any reason other than death shall receive amounts credited to his Deferral Account and in which he has a nonforfeitable interest in a lump sum cash payment or IN substantially equal installments over THE period DESIGNATED BY THE PARTICIPANT IN HIS MOST RECENT DISTRIBUTION ELECTION commencing no later than one hundred twenty (120) days after the Participant separates from employment. For purposes of this Section 6.3, the value of a Participant's Deferral Account to be distributed shall be determined as of the date the payment is made, and shall be credited with interest through such date. To the extent payment shall be made in installments, the amount of the installment MAY BE ADJUSTED to take into account the value of the Participant's Deferral Account (as adjusted) and the number of remaining PAYMENT PERIODS over which the installments payments are to be made.

      Except as otherwise provided herein, this Amendment shall be effective January 1, 2003, and for Plan Years commencing thereafter, and shall apply to all Employees who have an account balance in the Plan on or after that date.

      In all other respects the Plan is ratified and approved.

      IN WITNESS WHEREOF, the Employer has caused this Amendment to the Plan to be duly executed as of the date and year first above written.

                                      NOVELL, INC.

                                      By: ______________________________________
                                          Alan Friedman, Senior Vice President,
                                          H.R. for the Compensation Committee